Exhibit d 2 a vi

THE MAINSTAY FUNDS
MAINSTAY FUNDS TRUST

MAINSTAY VP FUNDS TRUST

AMENDMENT TO AMENDED AND RESTATED SUBADVISORY AGREEMENT

This Amendment to the Amended and Restated Subadvisory Agreement, is made as of the 1st day of April, 2019, between New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”) and MacKay Shields LLC, a Delaware limited liability company (the “Subadvisor”).

WHEREAS, the Manager and the Subadvisor are parties to the Amended and Restated Subadvisory Agreement, dated January 1, 2018, as amended (“Agreement”); and

WHEREAS, the Manager and the Subadvisor hereby wish to amend Schedule A of the Agreement to reflect the addition of MainStay MacKay Small Cap Core Fund.

NOW, THEREFORE, the parties agree as follows:

(i)	Effective April 1, 2019, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers and attested effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Y. Rachel Kuo	By:	/s/Yie-Hsin Hung
Name:	Y. Rachel Kuo	Name:	Yie-Hsin Hung
Title:	Director and Associate General Counsel	Title:	Chief Executive Officer

MACKAY SHIELDS LLC

Attest:	/s/ Lucille Protas	By:	/s/ Young Lee
Name:	Lucille Protas	Name:	Young Lee
Title:	Executive Managing Director	Title:	Senior Managing Director

2

SCHEDULE A

(As of April 1, 2019)

As compensation for services provided by Subadvisor, the Manager will pay the Subadvisor and Subadvisor agrees to accept as full compensation for all services rendered hereunder, at an annual subadvisory fee equal to the following:

Fund / Portfolio	Annual Rate on allocated assets

The MainStay Funds

MainStay Income Builder Fund (investment sleeve)*	0.32% on assets up to $500 million; 0.30% on assets from $500 million to $1 billion; 0.2875% on assets from $1 billion to $5 billion; and 0.2825% on assets over $5 billion*

MainStay MacKay Common Stock Fund*	0.275% on assets up to $500 million; 0.2625% on assets from $500 million to $1 billion; and 0.25% on assets over $1 billion

MainStay MacKay Convertible Fund*	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; 0.25% on assets over $1 billion to $2 billion; and 0.245% over $2 billion

MainStay MacKay Emerging Markets Debt Fund	0.35% on assets up to $500 million; and 0.325% on assets over $500 million

MainStay MacKay High Yield Corporate Bond Fund

0.30% on assets up to $500 million;
0.275% on assets from $500 million to $5 billion;
0.2625% on assets from $5 billion to $7 billion;

0.25% on assets from $7 billion to $10 billion; and
0.245% on assets from $10 billion to $15 billion; and
0.24% on assets over $15 billion

MainStay MacKay Infrastructure Bond Fund*	0.25% on assets up to $500 million; 0.2375% on assets from $500 million to $1 billion; and 0.225% on assets over $1 billion

MainStay MacKay International Equity Fund*	0.445% on assets up to $500 million; and 0.425% on assets over $500 million

MainStay MacKay Tax Free Bond Fund*	0.225% on assets up to $500 million; 0.2125% on assets from $500 million to $1 billion; 0.20% on assets from $1 billion to $5 billion; and 0.195% on assets over $5 billion

MainStay MacKay Unconstrained Bond Fund	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; 0.25% on assets from $1 billion to $5 billion; and 0.2375% on assets over $5 billion

Fund / Portfolio	Annual Rate on allocated assets

MainStay Funds Trust

MainStay Balanced Fund (investment sleeve)	0.35% on assets up to $1 billion; 0.325% on assets from $1 billion to $2 billion; and 0.30% on assets over $2 billion

MainStay MacKay California Tax Free Opportunities Fund*	0.25% on all assets

MainStay MacKay Emerging Markets Equity Fund*	0.50% on assets up to $1 billion; and 0.4875% on assets over $1 billion

MainStay MacKay Growth Fund*	0.35% on assets up to $500 million; 0.325% on assets from $500 million to $1 billion; 0.3125% on assets from $1 billion to $2 billion; and 0.30% on assets over $2 billion

MainStay MacKay High Yield Municipal Bond Fund*	0.275% on assets up to $1 billion; 0.27% on assets from $1 billion to $3 billion; 0.265% on assets from $3 billion to $5 billion; and 0.26% on assets over $5 billion

MainStay MacKay International Opportunities Fund*	0.55% on all assets

MainStay MacKay New York Tax Free Opportunities Fund*	0.25% on all assets

MainStay MacKay Small Cap Core Fund*	0.40% on assets up to $1 billion; 0.3875% on assets from $1 billion to $2 billion; 0.375% on assets over $2 billion

MainStay MacKay S&P 500 Index Fund*	0.08% on assets up to $2.5 billion; and 0.075% on assets over $2.5 billion

MainStay MacKay Short Duration High Yield Fund*	0.325% on all assets

MainStay MacKay Short Term Municipal Fund*	0.175% on all assets

MainStay MacKay Total Return Bond Fund*	0.25% up to $1 billion; 0.2375% from $1 billion to $3 billion; and 0.2325% over $3 billion

MainStay MacKay U.S. Equity Opportunities Fund*	0.50% on assets up to $1 billion; and 0.4875% on assets over $1 billion

MainStay VP Funds Trust

MainStay VP Balanced Portfolio (investment sleeve)	0.35% on assets up to $1 billion; 0.325% on assets from $1 billion to $2 billion; and 0.30% on assets over $2 billion

MainStay VP Emerging Markets Equity Portfolio (investment sleeve)*	0.50% on assets up to $1 billion; 0.4875% on assets over $1 billion

MainStay VP Income Builder Portfolio (investment sleeve)	0.285% on assets up to $1 billion; and 0.275% on assets over $1 billion

Fund / Portfolio	Annual Rate on allocated assets

MainStay VP MacKay Common Stock Portfolio	0.275% on assets up to $500 million; 0.2625% on assets from $500 million to $1 billion; and 0.25% on assets over $1 billion

MainStay VP MacKay Convertible	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion 0.25% on assets over $1 billion

MainStay VP MacKay Government Portfolio	0.25% on assets up to $500 million; 0.2375% on assets from $500 million to $1 billion; and 0.225% on assets over $1 billion

MainStay VP MacKay Growth Portfolio	0.35% on assets up to $500 million; 0.325% on assets from $500 million to $1 billion; 0.3125% on assets from $1 billion to $2 billion; 0.30% on assets over $2 billion

MainStay VP MacKay High Yield Corporate Bond Portfolio	0.285% on assets up to $1 billion; 0.275% on assets from $1 billion to $5 billion; and 0.2625% on assets over $5 billion

MainStay VP MacKay International Equity Portfolio	0.445% on assets up to $500 million; and 0.425% on assets over $500 million

MainStay VP MacKay Mid Cap Core Portfolio*	0.425% on assets up to $1 billion; 0.40% on assets from $1 billion to $2 billion; and 0.3875% on assets over $2 billion

MainStay VP MacKay S&P 500 Index Portfolio*	0.08% on assets up to $2.5 billion; and 0.075% on assets over $2.5 billion

MainStay VP MacKay Small Cap Core Portfolio*	0.425% on assets up to $1 billion; and 0.40% on assets over $1 billion

MainStay VP MacKay Unconstrained Bond Portfolio	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; 0.25% on assets from $1 billion to $5 billion; and 0.2375% on assets over $5 billion

The portion of the fee based upon the average daily net assets of the respective Allocated Assets shall be accrued daily at the rate of l/(number of days in calendar year) of the annual rate applied to the daily net assets of the Allocated Assets. Payment will be made to the Subadvisor on a monthly basis.

* The Manager has agreed to waive a portion of the Fund’s/Portfolio’s management fee or reimburse the expenses of the appropriate class of the Fund/Portfolio so that the class total ordinary operating expenses do not exceed certain amounts. These waivers or expense limitations may be changed with Board approval. To the extent the Manager has agreed to waive its management fee or reimburse expenses, the Subadvisor, upon reasonable prior notice from the Manager, has voluntarily agreed to waive or reimburse its fee in proportion to the percentage of the total subadvisory fee that the Subadvisor earns.